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                                                                   EXHIBIT 10.13

                         FORM OF STOCK OPTION AGREEMENT

                                    under the

                              HANOVER DIRECT, INC.
                      2002 Stock Option Plan for Directors

         STOCK OPTION AGREEMENT (this "Agreement") made and entered into as of the ___ day of ______, 200_, by and between Hanover Direct, Inc., a Delaware corporation (the "Company"), and ___________ (the "Optionee").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Company (or a duly authorized committee thereof) has adopted the Hanover Direct, Inc. 2002 Stock Option Plan for Directors (as amended, the "Plan");

         WHEREAS, the Plan provides for the automatic granting of Options to Non-Employee Directors of the Company, including the Optionee, at such times and with respect to such number of shares of common stock, par value $0.66-2/3 per share (the "Common Stock"), of the Company as are set forth in the Plan;

         WHEREAS, the parties hereto desire to enter into this Agreement to evidence the granting of an Option in accordance with the terms of the Plan, subject to stockholder ratification of the adoption of the Plan and to all of the terms and conditions contained in this Agreement and in the Plan.

         NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

         1. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Plan.

         2. The Company hereby evidences and confirms its grant to the Optionee on ______, 2003 (the "Date of Grant"), as [an initial appointment award] [an annual service award], of an option (the "Option") to purchase [50,000] [35,000] shares of Common Stock (the "Option Shares") at an Option price of $____. The Option shall expire on the tenth anniversary of the Date of Grant (the "Expiration Date"), subject to earlier termination as provided in the Plan and in this Agreement.

         3. Subject to the other provisions of the Plan and this Agreement regarding the exercisability of the Option, this Option may be exercised in whole or in part as provided in this Section 3. As of the date of the first, second, and third anniversaries of the Date of Grant, the Optionee shall, provided he was a director of the Company immediately prior to such

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anniversary date, have the cumulative right to purchase up to one-third, two-thirds, and 100%, respectively, of the Option Shares; provided, however, that in the event of a Change of Control (as such term is defined in the Hanover Direct, Inc. Key Executive Twenty-Four Month Compensation Continuation Plan), the Optionee shall have the cumulative right to purchase up to 100% of the Option Shares. In no event may the Option be exercised in whole or in part after the Expiration Date.

         4. In the event the Optionee ceases to serve as a director of the Company for any reason other than death or disability, the Option may not be exercised more than three months after the first date on which the Optionee ceases to be a director of the Company. In the event the Optionee ceases to be a director of the Company by reason of death or disability, the Option may not be exercised more than twelve (12) months after the date of termination of the Optionee's services as a director of the Company. In all such circumstances, the Option may be exercised only with respect to such number of Option Shares as to which the right of exercise had accrued as of the date of such termination.

         5. The Option is not transferable by the Optionee other than by will or the laws of descent and distribution and is exercisable, during the Optionee's lifetime, only by the Optionee, except that the Optionee may transfer the Option or any part thereof (but in no event with respect to less than 500 Option Shares) to the Optionee's spouse, children, grandchildren, parents, and/or siblings or to one or more trusts for the benefit of such family members, if the Optionee does not receive any consideration for the transfer; provided that the Option shall continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer (except that the Option shall not be further transferable by the transferee during the transferee's lifetime).

         7. The Option shall be exercised only with respect to full shares of Common Stock; no fractional shares shall be issued.

         8. The Option granted hereunder is a nonqualified stock option that is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

         9. All the terms and provisions of the Plan, a copy of which is attached hereto as Annex A, are hereby expressly incorporated into this Agreement and made a part hereof as if printed herein.

         10. This Agreement shall be binding upon and shall inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee or distributee entitled by law to the Optionee's rights hereunder.

         11. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has duly executed this Agreement as of the date first above written.

                                            HANOVER DIRECT, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            ____________________________________
                                            Name:
                                            Optionee